EXECUTION COPY
GENERAL RELEASE AGREEMENT

This GENERAL RELEASE AGREEMENT (this “Agreement”), dated as of October 27, 2011, is entered into by and among Mojo Ventures, Inc., a Delaware corporation (“MOJO”), Mojo Organics, Inc. (“Mojo Sub”) and SBSI Acquisition Corp., a Nevada corporation (“SBSI”).  In consideration of the mutual benefits to be derived from that certain Split-Off Agreement (the “Split-Off Agreement”) by and among MOJO, SBSI, Mojo Sub and the Buyers named therein, the covenants and agreements set forth herein and therein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the execution and delivery hereof, the parties hereto hereby agree as follows:

1.    Split-Off Agreement.  This Agreement is executed and delivered pursuant to the requirements of Sections 10.3 and 10.4 of the Split-Off Agreement as a condition precedent to the closing of the Split-Off Agreement (the “Closing”).

2.    Release and Waiver by SBSI.  For and in consideration of the covenants and promises contained herein and in the Split-Off Agreement, the receipt and sufficiency of which are hereby acknowledged, SBSI, on behalf of itself and its assigns, representatives and agents, if any, hereby covenants not to sue and fully, finally and forever completely releases MOJO and Mojo Sub, along with each of their present, future and former officers, directors, stockholders, members, employees, agents, attorneys and representatives (collectively, the “MOJO Released Parties”), of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, which SBSI has or might claim to have against the MOJO Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by SBSI arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur on or prior to the date of the Closing, in each case except as otherwise provided in the Split-Off Agreement.

3.    Release and Waiver by MOJO.  For and in consideration of the covenants and promises contained herein and in the Split-Off Agreement, the receipt and sufficiency of which are hereby acknowledged, MOJO, on behalf of itself and its assigns, representatives and agents, if any, hereby covenants not to sue and fully, finally and forever completely releases SBSI, along with its present, future and former officers, directors, stockholders, members, employees, agents, attorneys and representatives (collectively, the “SBSI Released Parties”), of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, which MOJO has or might claim to have against the SBSI Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by MOJO arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur on or prior to the date of the Closing, in each case except as otherwise provided in the Split-Off Agreement.

4.    Release and Waiver by Mojo Sub.  For and in consideration of the covenants and promises contained herein and in the Split-Off Agreement, the receipt and sufficiency of which are hereby acknowledged, Mojo Sub on behalf of itself and its assigns, representatives and agents, if any, hereby covenants not to sue and fully, finally and forever completely releases the SBSI Released Parties of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown which Mojo Sub has or might claim to have against the SBSI Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by Mojo Sub arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur on or prior to the date of the Closing, in each case except as otherwise provided in the Split-Off Agreement.

5.     Additional Covenants and Agreements.

(a) Each of SBSI, on the one hand, and MOJO and Mojo Sub, on the other hand, waives and releases the other from any claims that this Agreement was procured by fraud or signed under duress or coercion so as to make this Agreement not binding.

(b) Each of the parties hereto acknowledges and agrees that the releases set forth herein do not include any claims the other party hereto may have against such party for such party’s failure to comply with or breach of any provision in this Agreement or the Split-Off Agreement.

(c) Notwithstanding anything contained herein to the contrary, this Agreement shall not release or waive, or in any manner affect or void, any party’s rights and obligations under the Split-Off Agreement.

 (d)           Notwithstanding anything contained herein to the contrary, this Agreement shall not release or waive, or in any manner affect or void, any claims, actions, obligations, liabilities, demands and/or causes of action arising out of a party’s fraud or willful misconduct.

5.           Modification.  This Agreement cannot be modified orally and can only be modified through a written document signed by all parties.

6.           Severability.  If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision that was determined to be void, illegal or unenforceable had not been contained herein.

7.           Expenses.  The parties hereto agree that each party shall pay its respective costs, including attorneys’ fees, if any, associated with this Agreement.

8.           Further Acts and Assurances.  Each party hereto agrees that it will act in a manner supporting compliance, including compliance by their respective Affiliates, with all of their respective obligations under this Agreement and, from time to time, shall, at the request of any other party hereto, and without further consideration, cause the execution and delivery of such other instruments of release or waiver and take such other action or execute such other documents as such party may reasonably request in order to confirm or effect the releases, waivers and covenants contained herein, and, in the case of any claims, actions, obligations, liabilities, demands and/or causes of action that cannot be effectively released or waived without the consent or approval of other persons or entities that is unobtainable, to use its best reasonable efforts to ensure that the MOJO Released Parties or SBSI Release Parties, as the case may be, receive the benefits thereof to the maximum extent permissible in accordance with applicable law or other applicable restrictions, and shall perform such other acts which may be reasonably necessary to effectuate the purposes of this Agreement.  For the purposes of this Agreement, an “Affiliate” is a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another specified person or entity.

9.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof.

10.           Entire Agreement. This Agreement and the Split-Off Agreement constitute the entire understanding and agreement of MOJO, Mojo Sub and SBSI and supersede prior understandings and agreements, if any, among or between any of them with respect to the subject matter of this Agreement, other than as specifically referenced herein. This Agreement does not, however, operate to supersede or extinguish any confidentiality, non-solicitation, non-disclosure or non-competition obligations owed by any party hereto to any other party hereto under any prior agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this General Release Agreement as of the day and year first above written.

MOJO VENTURES, INC.

By:	/s/ Peter Scalise III
Name: Peter Scalise III
Title: CEO

MOJO ORGANICS, INC.

By:	/s/ Glenn Simpson
Name: Glenn Simpson Title: President and CEO

SBSI ACQUISITION CORP.

By:	/s/ Peter Scalise III
Name: Peter Scalise III Title: CEO